As filed with the Securities and Exchange Commission on December 24, 2015

Registration No. 333-204072

Registration No. 333-191167

Registration No. 333-169595

Registration No. 333-125788

Registration No. 333-108148

Registration No. 333-101982

Registration No. 333-101981

Registration No. 333-84435

Registration No. 33-55589

Registration No. 33-38743

Registration No. 33-17566

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-204072

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-191167

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169595

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-125788

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-108148

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101982

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101981

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84435

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-55589

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-38743

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-17566

UNDER

THE SECURITIES ACT OF 1933

HUBBELL INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Connecticut	06-0397030
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

40 Waterview Drive

Shelton, Connecticut 06484-1000

(475) 882-4000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

HUBBELL INCORPORATED 2005 INCENTIVE AWARD PLAN

HUBBELL INCORPORATED AMENDED AND RESTATED DEFERRED COMPENSATION PLAN FOR DIRECTORS HUBBELL INCORPORATED STOCK OPTION PLAN FOR KEY EMPLOYEES

HUBBELL INCORPORATED 1973 STOCK OPTION PLAN FOR KEY EMPLOYEES

(Full Title of the Plans)

An-Ping Hsieh

Vice President, General Counsel

Hubbell Incorporated

40 Waterview Drive

Shelton, Connecticut 06484-1000

(475) 882-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements filed on Form S-8 (collectively, the “Registration Statements”).

•	Registration Statement No. 333-204072, originally filed by Hubbell Incorporated (“Hubbell”) with the Securities and Exchange Commission (the “SEC”) on May 11, 2015, which registered the offer and sale of 2,800,000 shares of Hubbell’s Class B common stock, par value $0.01 per share (“Class B Common Stock”), issuable pursuant to the Hubbell Incorporated 2005 Incentive Award Plan (as Amended and Restated Effective May 5, 2015);

•	Registration Statement No. 333-191167, originally filed by Hubbell with the SEC on September 13, 2013, which registered the offer and sale of 150,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated Amended and Restated Deferred Compensation Plan for Directors;

•	Registration Statement No. 333-169595, originally filed by Hubbell with the SEC on September 27, 2010, which registered the offer and sale of 1,000,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated 2005 Incentive Award Plan (As Amended and Restated);

•	Registration Statement No.333-125788, originally filed by Hubbell with the SEC on June 14, 2005, which registered the offer and sale of 5,875,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated 2005 Incentive Award Plan;

•	Registration Statement No. 333-108148, originally filed by Hubbell with the SEC on August 22, 2003, which registered the offer and sale of 2,400,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated Stock Option Plan For Key Employees;

•	Registration Statement No. 333-101982, originally filed by Hubbell with the SEC on December 19, 2002, which registered the offer and sale of 2,300,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated 1973 Stock Option Plan For Key Employees;

•	Registration Statement No. 333-101981, originally filed by Hubbell with the SEC on December 19, 2002, which registered the offer and sale of 300,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated Amended and Restated Deferred Compensation Plan For Directors;

•	Registration Statement No. 333-84435, originally filed by Hubbell with the SEC on August 4, 1999, which registered the offer and sale of 5,300,000 shares of Class B Common Stock and related preferred stock purchase rights issuable pursuant to the Hubbell Incorporated 1973 Stock Option Plan For Key Employees;

•	Registration Statement No. 33-55589, originally filed by Hubbell with the SEC on September 23, 1994, which registered the offer and sale of 1,200,000 shares of Class B Common Stock issuable pursuant to the Hubbell Incorporated 1973 Stock Option Plan For Key Employees;

•	Registration Statement No. 33-38743, originally filed by Hubbell with the SEC on January 28, 1991, which registered the offer and sale of 787,500 shares of Class B Common Stock issuable pursuant to the Hubbell Incorporated 1973 Stock Option Plan For Key Employees; and

•	Registration Statement No. 33-17566, originally filed by Hubbell with the SEC on September 30, 1987, which registered the offer and sale of 466,668 shares of Class B Common Stock and 466,668 shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), issuable pursuant to the Hubbell Incorporated 1973 Stock Option Plan For Key Employees.

Hubbell is filing these Post-Effective Amendments to the Registration Statements to withdraw and remove from registration any unissued and unsold securities issuable by Hubbell pursuant to the above referenced Registration Statements.

On December 23, 2015, Hubbell completed the previously announced reclassification of its dual-class common stock into a single class of common stock (the “Reclassification”). In the Reclassification, each share of Hubbell’s Class A Common Stock issued and outstanding and each share of the Hubbell’s Class B Common Stock issued and outstanding was reclassified into one share of Common Stock, which is now the sole class of the Hubbell’s common stock issued and outstanding.

As a result of the consummation of the Reclassification, Hubbell has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by Hubbell in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, Hubbell hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on this December 24, 2015. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

HUBBELL INCORPORATED

By:	/s/ An-Ping Hsieh
	Name:	An-Ping Hsieh
	Title:	Vice President, General Counsel